Exhibit 4.1
commonstock MOLECULAR INSIGHT PHARMACEUTICALS, INC. cusip 60852m 10 4] PAR VALUE $0 01 PER SHARE see reverse for is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF Molecular Insight Pharmaceuticals, Inc. transferable on the books of the Corporation by the hokter hereof in person or by duly authorized Attorney, upon surrender Of this Certificate, properly endorsed. This Certificate and 85 the shares represented hereby are issued under and shall be held subject to tht laws of the Commonwealth of Massachusetts and the Articles of Organization and By-Laws of the 5J33 Corporation and all amendments thereto, copies of Which are on file With the Transfer Agent, to all of which the holder of this Certificate assents by acceptance hereof. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT- Custodian TENENT - as tenants by the entireties JT TEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common . (state) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE a (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS. INCLUDING ZIP CODE, OF ASSIGNEE) THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE NOTICE: CERTIFICATE IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT OF1ANV CHANGE WHATEVER- Signature(s) Guaranteed: THE SIGNATURE(S) SHOULD 66 GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS. STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S. E.G. RULE 17Ad-15. This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Molecular,’ Insight Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC, dated as of January 30,2009, and as such agreemsnt may be amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy.of which is-en file at !he principal executive offices of Molecular Insight Pharmaceuticals, Inc. Under certain circumstances, as set for in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Molecular Insight Pharmaceuticals, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights issued to, or held by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether held by such person or any subsequent’ holder, shall become null and void.